UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2021

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

395 W. Passaic Street

Rochelle Park, New Jersey 07662

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 363-4900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ORBC	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders

On April 21, 2021, ORBCOMM Inc. (the “Company”) held its 2020 Annual Meeting of Shareholders.  The final results for each of the proposals submitted for shareholder vote at the Annual Meeting are set forth below.

Proposal 1: Election of two Class III directors with terms expiring at the 2024 Annual Meeting.

Name	Votes For	Votes Withheld	Broker Non-Votes
Jerome B Eisenberg	48,885,216	4,641,231	12,930,714

Marco Fuchs	45,376,454	8,149,993	12,930,714

Proposal 2: Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.

Votes For	Votes Against	Abstentions
66,364,152	62,656	30,353

Proposal 3: Vote to approve amendment and restatement of the 2016 Long-Term Incentives Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,352,345	5,848,296	325,806	12,930,714

Proposal 4: Advisory vote to approve executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,363,461	1,344,237	818,749	12,930,714

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By:	/s/ Christian Le Brun
	Name:	Christian Le Brun
	Title:	Executive Vice President and
Chief Legal and Human Resources Officer

Date:  April 26, 2021

3